UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 21, 2024

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 3.02	Unregistered Sales of Equity Securities.

On March 22, 2024, following receipt of stockholder approval of the Charter Amendment (as defined below), Sonida Senior Living, Inc. (the “Company”) completed the second closing (the “Second Closing”) of the previously announced private placement transaction pursuant to the Securities Purchase Agreement, dated February 1, 2024 (the “Securities Purchase Agreement”), between the Company and the Purchasers party thereto therein. At the Second Closing, the Company issued and sold an aggregate of 1,675,440 shares (the “Shares”) of its common stock, par value $0.01 per share, to such Purchasers at a price of $9.50 per share, resulting in gross proceeds to the Company of $15,916,680. The Shares issued to the Purchasers will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2024, following receipt of stockholder approval at the Special Meeting of the Company’s stockholders held on March 21, 2024 (the “Special Meeting”), the Company filed an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to increase the number of authorized shares of the Company’s common stock from 15,000,000 shares to 30,000,000 shares. The Charter Amendment became effective upon filing. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on March 21, 2024, Proposals 1 and 2 were approved by the Company’s stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on February 20, 2024.

Proposal 1 – Amendment to the Company’s Certificate of Incorporation - The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 15,000,000 shares to 30,000,000 shares. The voting results were 11,662,905 shares “FOR,” 106,767 shares “AGAINST” and 617 abstentions.

Proposal 2 – Adjournment of Special Meeting – The Company’s stockholders approved a proposal to adjourn the Special Meeting to solicit additional proxies if there had been insufficient proxies at the Special Meeting to approve the foregoing proposal. The voting results were 11,573,135 shares “FOR,” 194,438 shares “AGAINST” and 2,716 abstentions.

Item 8.01	Other Events.

The 2024 annual meeting of the Company’s stockholders (the “Annual Meeting”) has been scheduled for June 4, 2024. The record date for the Annual Meeting has been set as the close of business on April 19, 2024.

The Company will be filing a proxy statement and other documents regarding the Annual Meeting with the SEC. The Company’s stockholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the Company’s proxy statement, when available, and other documents filed by the Company with the SEC at the SEC’s website (www.sec.gov) and in the investor relations section of the Company’s website (www.sonidaseniorliving.com).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Sixth Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Sonida Senior Living, Inc.

104	Cover Page Interactive Date File-formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2024	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, General Counsel and Secretary